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                                                                     EXHIBIT 12


                        CERTIFICATE OF SOLE SHAREHOLDER

     Mercury Asset Management International Ltd., the holder of the shares of common stock indicated below, par value $0.0001 per share, of Mercury Gold and Mining Fund, a series of Mercury Asset Management Funds, Inc., a Maryland Corporation (the "Corporation"), does hereby confirm to the Corporation its representation that it purchased such shares for investment purposes, with no present intention of redeeming or reselling any portion thereof.


                                    Mercury Asset Management International Ltd.


                                                  /s/ Consuelo Brooke
                                    By: ______________________________________




                                                 /s/ David MF Scott
                                   By: ______________________________________



Dated: December 2, 1998




      MERCURY GOLD AND MINING FUND OF MERCURY ASSET MANAGEMENT FUNDS, INC.


  Number of Class I   Number of Class A   Number of Class B   Number of Class C
       Shares              Shares              Shares              Shares

       2,500               2,500               2,500               2,500